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EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP





                          INDEPENDENT AUDITORS' CONSENT


Charter One Financial, Inc.

We consent to the incorporation by reference in Registration Statements No. 33-24070, No. 33-23805, No. 33-54508, No. 33-61273, No. 333-33259, No.
333-42823, and No. 333-33169 of Charter One Financial, Inc. on Forms S-8 of our report dated January 27, 1998 (which expresses an unqualified opinion and refers to the report of other auditors on the consolidated financial statements of a company that was merged with Charter One Financial, Inc.) appearing in this Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 1997.




/s/Deloitte & Touche LLP

Cleveland, OH
March 20, 1998